Exhibit 99.2

Mark Gross Mike stigers Brian audette

our vision for the future

to create the nation’s leading grocery wholesale company

Our vision for a leading grocery wholesale company Pacific Atlantic Central

What does this mean for you? Continuity of sell plans Industry leading services Efficiencies leading to reduced costs for wholesale

A Winning Combination Talented associates Experienced leaders Dynamic retailer base Industry-leading products & services

Efficient supply model helps our customers compete Produce Added significant business in 2016 with record produce sales

Single-store operators to larger retail chains, including our own corporate retail banners Top 25 customers average over 22 years with SUPERVALU Serving diverse retailer formats

Proprietary licensed formats for retailer growth Top IGA supplier Hard discount to full-service formats 15,000 to 65,000 square feet Helping independents benefit from evolving consumer trends

Our Brands

Our Brands

Our Brands

Our Brands

Our Unique Approach New Item Innovation & Development Team of food scientists, culinary chefs, and chemists Monitoring food trends and insights Developing products that resonate with consumers On average, we’re introducing one new private brand product every day!

Full suite of over 120 services Built on proven technologies Fast, reliable and secure Flexible models Frees you to focus on customers and driving sales Professional Services

Digital marketing eCommerce Ad/circular management Marketing Services

Human Resources & Accounting Finance and Accounting Services (FAS) All facets of Finance/Accounting and Human Resources Corporate Professional Services (CPS) Payroll, financial reporting, AP, tax & coupon redemption

Full Management Capabilities: Item Price Promotion Shelf Merchandising Analytics & Reporting Merchandising Solutions

Training & Development Instructor-led courses Online learning Operational training and certification programs Technical training Performance consulting WAFC retail certification program Over 4,000 offerings Customization for any brand

Our vision for a leading grocery wholesale company Pacific Atlantic Central